Registration No. 33-89950


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933



                             AEQUITRON MEDICAL, INC.
               (Exact name of issuer as specified in its charter)

    Minnesota                                            41-1359703
(State of incorporation)                   (I.R.S. Employer Identification No.)

                            14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
              (Address of principal executive office and zip code)



                 Aequitron Medical, Inc. 1988 Stock Option Plan
                            (Full title of the plan)


                         James B. Hickey, Jr., President
                             Aequitron Medical, Inc.
                            14800 - 28th Avenue North
                          Minneapolis, Minnesota 55447
                                 (612) 557-9200
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                 Thomas R. King
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                             900 Second Avenue South
                          Minneapolis, Minnesota 55402

     This Post-Effective Amendment No. 1 is being filed to de-register 800,000 shares of Common Stock of Aequitron Medical, Inc. (the "Issuer"). Such shares were registered under a Registration Statement on Form S-8, Reg. No. 33-89950, for purchase under the Issuer's 1988 Stock Option Plan. The Plan has been terminated, and all rights to purchase shares under the Plan have been exercised or have expired.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 5th day of December, 1996.


                                       AEQUITRON MEDICAL, INC.
                                       (the "Registrant")



                                       By  /s/ James B. Hickey, Jr.
                                          James B. Hickey, Jr., President and
                                            Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



    Signature                      Title                              Date


/s/ James B. Hickey, Jr.     President, Chief Executive         December 5, 1996
James B. Hickey, Jr.         Officer and Director
                             (principal executive officer)



/s/ William M. Milne         Chief Financial Officer            December 5, 1996
William M. Milne             (principal financial and
                              accounting officer)



(signatures continued on next page)

      *
Lawrence A. Lehmkuhl          Director                          December 5, 1996


      *
David B. Morse                Director                          December 5, 1996

      *
Gerald E. Rhodes              Director                          December 5, 1996

      *
Ervin F. Kamm, Jr.            Director                          December 5, 1996







*  /s/ James B. Hickey, Jr.
  James B. Hickey, Jr.
  as Attorney-in-Fact
  pursuant to Power of Attorney
  previously filed